                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      LEXINGTON CORPORATE PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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
                      LEXINGTON CORPORATE PROPERTIES, INC.
                              355 Lexington Avenue
                            New York, New York 10017
                                 (212) 692-7260



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1997



To the Stockholders of
Lexington Corporate Properties, Inc.:

         The 1997 Annual Meeting of stockholders of Lexington Corporate Properties, Inc. (the "Company") will be held at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Tuesday, May 20, 1997, at 10:30 a.m., New York City time, for the following purposes:


         (1) to elect seven directors to serve until the 1998 Annual Meeting of stockholders;

         (2) to adopt, ratify and approve the issuance and sale by the Company of the Company's Class A Senior Cumulative Convertible Preferred Stock pursuant to an Investment Agreement dated as of December 31, 1996 between the Company and Five Arrows Realty Securities, L.L.C.;

         (3) to consider and approve the adoption of an Agreement and Plan of Merger to effect the reorganization of the Company from a Maryland corporation to a Maryland statutory real estate investment trust; and

         (4) to transact such other business as may properly come before the 1997 Annual Meeting.

         Only stockholders of record at the close of business on March 31, 1997 (the "Stockholders") are entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders or any adjournments thereof. A list of such Stockholders will be available for inspection during normal business hours at the offices of the Company located at 355 Lexington Avenue, New York, New York 10017, during the ten days preceding the 1997 Annual Meeting of Stockholders.

                             By Order of the Board of Directors,


                             Paul R. Wood,
                                 Vice President, Chief Accounting Officer
                                    and Secretary
New York, New York
April ___, 1997

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. The Proxy may be revoked by you at any time by written notice to the Company prior to its exercise. Giving your proxy will not affect your right to vote in person if you attend the meeting and affirmatively indicate your intention to vote at such meeting.

                     LEXINGTON CORPORATE PROPERTIES, INC.
                             355 Lexington Avenue
                           New York, New York 10017
                                (212) 692-7260

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Lexington Corporate Properties, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders, and at any adjournments thereof (the "Annual Meeting"), to be held on Tuesday, May 20, 1997, at The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, at 10:30 a.m. New York City time. This Proxy Statement and the related proxy card are first being sent to the stockholders of the Company on or about April [ ], 1997.

         Valid proxies will be voted as specified thereon at the Annual Meeting. Any person giving a Proxy may revoke it by written notice to the Company at any time prior to its exercise. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless the stockholder affirmatively indicates at the Annual Meeting that such stockholder intends to vote such stockholder's shares in person.


                                  ANNUAL REPORT

         The Annual Report to Stockholders and Form 10-K of the Company for the year ended December 31, 1996, including financial statements audited by KPMG Peat Marwick LLP, the Company's independent auditors, and their report thereon dated January 21, 1997, are being mailed together with this Proxy Statement to each Stockholder. Except as specifically incorporated herein by reference, the Annual Report and Form 10-K are not part of the proxy solicitation material.

                                VOTING SECURITIES

         The holders of record of shares of Common Stock, par value $.0001 per share (the "Common Stock"), and shares of Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Stock"), of the Company at the close of business on March 31, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding 9,439,716 shares of Common Stock and 700,000 shares of Preferred Stock, each of which shares of Common Stock and Preferred Stock is entitled to one vote per share on all matters submitted to a vote of Stockholders.

         Unless contrary instructions are indicated on the Proxy, all shares of Common Stock and Preferred Stock represented by valid proxies received pursuant to this solicitation, unless previously revoked, will be voted at the Annual Meeting FOR the election of the seven nominees to serve as directors until the 1998 Annual Meeting of Stockholders; FOR the approval of the issuance and sale by the Company of the Preferred Stock to Five Arrows Realty Securities; L.L.C. ("Five Arrows"), and FOR the approval and adoption of an Agreement and Plan of Merger to effect the reorganization of the Company as a Maryland statutory real estate investment trust.

         Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares of Common Stock and Preferred Stock, considered as a single class, entitled to be voted at the Annual Meeting will be required for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, considered as a single class, entitled to be voted at the Annual Meeting will be required to approve Proposal No. 2 and the affirmative vote of the holders of two-thirds of the shares of Common Stock and Preferred Stock entitled to be voted at the Annual Meeting will be required to approve Proposal No. 3. For purposes of the foregoing matters, the Common Stock and Preferred Stock will vote together as a single class. The shares of Common Stock and Preferred Stock represented by a valid proxy which abstains with respect to any matter will be counted in determining the number of votes cast with respect to that matter but will not be counted as an affirmative vote in determining whether the affirmative vote of the requisite number of shares was cast in favor of that matter. Therefore, abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of the votes cast. Abstentions as to the other proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as unvoted for purposes of determining approval of any such proposal and will not be counted as votes for or against such proposal.

         If a Stockholder is a participant in the Company's Dividend Reinvestment Plan, the proxy card enclosed herewith represents shares in the participant's account, as well as shares held of record in the participant's name.

         The Company knows of no business, other than that set forth above, to be presented at the Annual Meeting which would be a proper subject for action by the Stockholders. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, it is intended that any share represented by a proxy in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                           PRINCIPAL SECURITY HOLDERS

         Except as described herein, no person is known by the Company to own beneficially in excess of five percent (5.0%) of the outstanding shares of Common Stock or Preferred Stock as of March 31, 1997. On December 31, 1996, the Company entered into an agreement with Five Arrows, a real estate investment fund advised by Rothschild Realty, Inc., under the terms of which Five Arrows agreed to purchase an aggregate of up to 2,000,000 shares of Preferred Stock, which would, under certain conditions, be convertible into 2,000,000 shares of Common Stock, subject to adjustment. See "Proposal No. 2 -- Description of Investment." If all 2,000,000 shares of Preferred Stock were purchased by Five Arrows and converted into Common Stock, Five Arrows would, as of the date such agreement was executed, have been the beneficial owner of approximately 22% of the issued and outstanding voting stock of the Company, on a fully diluted basis.


               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table indicates, as of March 15, 1997, (a) the number of shares of Common Stock and Preferred Stock beneficially owned by each director and nominee for director, each executive officer named in the Summary Compensation Table under "COMPENSATION OF EXECUTIVE OFFICERS" below, and by all directors and executive officers as a group, and (b) the percentage such shares represent of the total outstanding shares of Common Stock, Preferred Stock and voting stock. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated.


                              BENEFICIAL OWNERSHIP OF SHARES (1)             PERCENT OF CLASS
                              ----------------------------------      -------------------------------
                                                     PREFERRED                                 VOTING
 NAME OF BENEFICIAL OWNER      COMMON STOCK            STOCK          COMMON     PREFERRED     STOCK
--------------------------     ------------          ---------        ------     ---------     ------

E. Robert Roskind ....            656,524(2)               --         5.370%         --        5.079%
Richard J. Rouse .....            238,098(3)               --         1.963          --        1.856
Carl D. Glickman .....            113,842(4)               --           *            --           *
T. Wilson Eglin ......            164,609(5)               --         1.360          --        1.286
Kevin W. Lynch .......              1,053                  --           *            --           *
John D. McGurk .......                 --             700,000(6)         --       100.000%     5.529
Harry E. Petersen, Jr              11,098(7)               --           *            --           *
Antonia G. Trigiani ..            148,847(8)               --         1.231          --        1.163
Seth M. Zachary ......             14,711(7)               --           *            --           *
All directors and
executive
  officers as a group
(10 persons) (9) .....          1,381,892             700,000         10.857%     100.000%    15.504%

-------------------------

* Represents beneficial ownership of less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes (i) 70,574 units of special limited partner interest held by Mr. Roskind in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., each of which is a subsidiary of the Company, which are exchangeable, on a one-for-one basis, for shares of Common Stock, (ii) 196,455 units of special limited partner interest held by The LCP Group, L.P., which are exchangeable, on a one-for-one basis, for shares of Common Stock, (iii) 9,000 shares of Common Stock owned of record by The LCP Group, L.P., (iv) options to purchase 180,000 shares of Common Stock at an exercise price of $11.125 per share, 52,600 shares of Common Stock at an exercise price of $11.875 per share and 32,800 shares of Common Stock at an exercise price of $11.25 per share, (v) 44,138 shares of Common Stock owned of record by Mr. Roskind's wife, and (vi) 13,000 shares of Common

     Stock owned of record by a private pension plan for the benefit of Mr. Roskind and his wife. Mr. Roskind disclaims beneficial ownership of the 44,138 shares listed in clause (v) above.

(3) Includes (i) 46,406 units of special limited partner interest held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are exchangeable, on a one-for-one basis, for shares of Common Stock, (ii) options to purchase 90,000 shares of Common Stock at an exercise price of $11.125 per share, 43,800 shares of Common Stock at an exercise price of $11.875 per share and 32,800 shares of Common Stock at an exercise price of $11.25 per share and (iii) 1,500 shares of Common Stock owned of record by a private pension plan for the benefit of Mr. Rouse.

(4) Includes options to purchase 2,500 shares of Common Stock at an exercise price of $10.125 per share, 2,500 shares of Common Stock at an exercise price of $9.00 per share and 2,500 shares of Common Stock at an exercise price of $11.25 per share.

(5) Includes options to purchase 61,250 shares of Common Stock at an exercise price of $11.125 per share, 35,000 shares of Common Stock at an exercise price of $11.875 per share and 46,000 shares of Common Stock at an exercise price of $11.25 per share.

(6) Includes 700,000 shares of Preferred Stock owned beneficially and of record by Five Arrows. Mr. McGurk is President of Rothschild Realty, Inc., the advisor to Five Arrows, and is the designee of Five Arrows to the Company's Board of Directors. Mr. McGurk disclaims beneficial ownership of all such shares of Preferred Stock.

(7) Shares indicated for each of Messrs. Petersen and Zachary include options to purchase 2,500 shares of Common Stock at an exercise price of $10.00 per share, 2,500 shares of Common Stock at an exercise price of $10.125 per share, 2,500 shares of Common Stock at an exercise price of $9.00 per share and 2,500 shares of Common Stock at an exercise price of $11.25 per share.

(8) Includes options to purchase 61,250 shares of Common Stock at an exercise price of $11.125 per share, 35,000 shares of Common Stock at an exercise price of $11.875 per share and 40,000 shares of Common Stock at an exercise price of $11.25 per share.

(9) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that during the 1996 fiscal year the Company's directors and executive officers complied with all Section 16(a) filing requirements applicable to them.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS

         The Board of Directors of the Company currently consists of eight directors, and the entire Board, with the exception of Harry E. Petersen, Jr. who does not intend to stand for re-election, is nominated to be elected at the Annual Meeting pursuant to which this Proxy Statement is being distributed. Mr. Petersen has not indicated any disagreement with the Company's operations, policies or practices as the reason that he has determined not to stand for re-election. The Board of Directors has determined to amend the Bylaws of the Company, effective as of the Annual Meeting, to reduce the number of authorized members of the Board of Directors to seven. Election of directors requires the affirmative vote of a plurality of the votes cast by holders of the shares of outstanding Common Stock and Preferred Stock, considered as a single class. The seven nominees for director are E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Carl D. Glickman, Kevin W. Lynch, John D. McGurk, and Seth M. Zachary. All of the nominees are presently serving as directors of the Company. Mr. McGurk is the designee of Five Arrows. See "Proposal No. 2." Each nominee has consented to being named in the Proxy Statement and to serve if elected. If elected, each nominee is expected to serve until the Company's 1998 Annual Meeting of Stockholders and until his successor is elected. Background information relating to the nominees for election appears below.

         THE ENCLOSED PROXY, IF PROPERLY COMPLETED, SIGNED, DATED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD OR A CONTRARY VOTE IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THESE SEVEN NOMINEES. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such substitute nominee as may be designated by the Board of Directors. All directors serve for a term of one year and until their successors are elected.

         The following information relates to the nominees for election as directors of the Company:


        Name                                 Business Experience
        ----                                 -------------------


E. ROBERT ROSKIND............     Mr. Roskind has served as the Chairman of the
Age 52                            Board of Directors and Co-Chief Executive
                                  Officer of the Company since October 1993. He founded The LCP Group, L.P. ("LCP") in 1973 and has been its Chairman since 1976. Prior to founding LCP, Mr. Roskind headed the net leasing financing area of Lehman Brothers
                                  Inc. He is also currently serving as the Chairman of Net Lease Partners Realty
                                  Advisors, Inc., a pension fund real estate advisory firm. He is also a general partner of a variety of entities which serve as the general partner of various partnerships that hold net leased real properties or interests therein. Mr. Roskind is a director of Berkshire Realty Company, Inc., Krupp
                                  Government Income Trust I and Krupp
                                  Government Income Trust II.

RICHARD J. ROUSE.............     Mr. Rouse became the Vice Chairman of the
Age 51                            Board of Directors in April 1996, has served
                                  as the Co-Chief Executive Officer and a
                                  director of the Company since October 1993, and was the President of the Company from October 1993 until April 1996. Mr. Rouse was a managing director of LCP. He had been associated with LCP since 1979 and had been engaged there in all aspects of net lease finance, acquisition and syndication and corporate financing transactions.

T. WILSON EGLIN..............     Mr. Eglin became the President of the Company
Age 32                            in April 1996, has served as Chief Operating
                                  Officer of the Company since October 1993, has been a director of the Company since May
                                  1994, and was the Executive Vice President of the Company from October 1993 until April
                                  1996. Prior to his association with the
                                  Company, Mr. Eglin had been associated with LCP since 1987 and had been its Vice
                                  President--Acquisitions from 1990 to 1993. In connection with his responsibilities with
                                  LCP, Mr. Eglin was an officer of affiliated companies that own and manage over 400 net leased real properties and was involved in all aspects of real estate acquisition and finance, principally in net leased transactions.

CARL D. GLICKMAN.............     Mr. Glickman has served as a director and a
Age 71                            member of the Audit Committee and
                                  Compensation Committee of the Board of
                                  Directors of the Company since May 1994. He has been President of the Glickman
                                  Organization since 1953. He is on the Board of Directors of Alliance Tire & Rubber Co.,
                                  Ltd., Andal Corp., Bear Stearns Companies,
                                  Inc., Continental Health Affiliates, Inc.,
                                  Franklin Corporation, Infu-Tech, Inc.,
                                  Jerusalem Economic Corporation Ltd.,
                                  Custodial Trust Company and OfficeMax Inc., as well as numerous private companies.

KEVIN W. LYNCH...............     Mr. Lynch is a founder and principal of The
Age 44                            Townsend Group, an institutional real estate
                                  consulting firm founded in 1983. Prior to forming The Townsend Group, Mr. Lynch was a
                                  Vice President for Stonehenge Capital
                                  Corporation. Mr. Lynch has been involved in the commercial real estate industry since
                                  1974, and is a director of First Industrial
                                  Realty Trust.

JOHN D. McGURK...............     Mr. McGurk is the founder and President of
Age 53                            Rothschild Realty, Inc., the advisor to Five
                                  Arrows, and is the designee of Five Arrows to the Board of Directors. Prior to starting
                                  Rothschild Realty, Inc. in 1981, Mr. McGurk served as a regional vice president for The
                                  Prudential Insurance Company of America where he oversaw its New York City real estate loan portfolio, equity holdings, joint ventures and projects under development. Mr. McGurk is a member of the Urban Land Institute, Pension
                                  Real Estate Association, Real Estate Board of
                                  New York and the National Real Estate
                                  Association, and is the president of the Trustee Committee of the Caedmon School.

SETH M. ZACHARY..............     Mr. Zachary has served as a director and a
Age 44                            member of the Audit Committee and
                                  Compensation Committee of the Board of
                                  Directors of the Company since November 1993.
                                  Since 1987, he has been a partner in the law firm of Paul, Hastings, Janofsky & Walker
                                  LLP. He has been affiliated as a part-time faculty member and lecturer at New York
                                  University School of Law since 1984 and the University of Southern California since 1990.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 1996. All directors serving as members of the Board of Directors, as constituted at the time of each meeting, attended all meetings, with the exception of Mr. Lynch who missed two meetings and Mr. Petersen who missed one meeting. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Directors.

         Audit Committee. The principal functions of the Audit Committee include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit, and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee, whose current members are Messrs. Glickman, Lynch, Petersen and Zachary, met in January 1997 to discuss matters pertaining to 1996.

         Compensation Committee. The principal functions of the Compensation Committee are to determine the compensation for the Company's executive officers and to administer and review the Company's incentive compensation plans, including the Company's employee stock option plan. The Compensation Committee, whose current members are Messrs. Glickman, Lynch, Petersen and Zachary, met in January 1997 to discuss matters pertaining to 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Information required by this item is incorporated by reference to the material appearing under the heading "Notes to Consolidated Financial Statements -- Note (9) Related Party Transactions" in the Company's Form 10-K, which is being mailed to Stockholders together with this Proxy Statement.

CERTAIN BUSINESS RELATIONSHIPS

         Seth M. Zachary, who is presently serving as a member of the Board of Directors and is a nominee to serve as a director until the 1998 Annual Meeting of Stockholders, is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company. The Company intends to continue to retain the services of Paul, Hastings, Janofsky & Walker LLP for general, corporate and other matters.


                       COMPENSATION OF EXECUTIVE OFFICERS

         Summary of Cash and Certain Other Compensation. The following table contains certain information regarding aggregate compensation paid or accrued by the Company during the years ended December 31, 1996, 1995 and 1994 to the Chairman of the Board of Directors and Co-Chief Executive Officer, the Vice-Chairman and Co-Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer of the Company, all of whom received an annual salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                                      LONG-TERM COMPENSATION
                                                                               -------------------------------------
                                                    ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                               -----------------------------   ------------------------    ---------
                                                                                                             LONG-
                                                                      OTHER                                  TERM        ALL
                                                                     ANNUAL    RESTRICTED    SECURITIES    INCENTIVE    OTHER
                                   FISCAL                            COMPEN-     STOCK       UNDERLYING      PLAN      COMPEN-
           NAME AND                 YEAR        SALARY      BONUS    SATION      AWARDS        OPTIONS      PAYOUTS    SATION
     PRINCIPAL POSITION            ENDED         ($)       ($)(1)     ($)        ($)(2)        (#)(3)         ($)      ($)(4)
-----------------------------     --------     -------     ------    -------   ----------    ----------    ---------   -------

E. Robert Roskind ...........     12/31/96     200,000     18,333       --           --       265,400         --         900
  Chairman of the Board of        12/31/95     200,000     18,333       --       20,000       236,200         --         900
  Directors and Co-Chief          12/31/94     200,000     17,333       --       21,060            --         --         792
  Executive Officer

Richard J. Rouse ............     12/31/96     125,000     11,458       --           --       166,600         --         750
  Vice Chairman and Co-Chief      12/31/95     125,000     11,458       --       12,600       133,800         --         750
  Executive Officer(5)            12/31/94     125,000     10,825       --       13,185            --         --         660

T. Wilson Eglin .............     12/31/96     120,000     11,000       --           --       142,250         --         600
  President and Chief             12/31/95     100,000      9,166       --       10,000        81,000         --         600
  Operating Officer(6)            12/31/94     100,000      8,666       --       10,530            --         --         582

Antonia G. Trigiani .........     12/31/96     120,000     11,000       --           --       136,250         --         600
  Chief Financial Officer and     12/31/95     100,000      9,166       --       10,000        75,000         --         600
  Treasurer                       12/31/94     100,000      8,666       --       10,530            --         --         528


-------------------------

(1) Bonus amounts include amounts deferred at the election of the named executive officers pursuant to the Company's plan established under Section 401(K) of the Internal Revenue Code of 1986, as amended.

(2) Amount represents the dollar value of awards of restricted stock at $9.00 per share for 1994 and $11.25 per share for 1995, the closing price of the Common Stock on December 30, 1994 and December 29, 1995, respectively, the business day immediately prior to the date the restricted stock grant became effective.

(3)  Of the 1995 stock options, 56,200, 43,800, 35,000 and 35,000 were granted on February 27, 1995 to Messrs. Roskind, Rouse and Eglin and Ms. Trigiani, respectively. The remaining options listed were granted to the named executive officers on July 28, 1995 in connection with an exercise of previously granted options. The exercise price of each stock option was equal to the price at which the previously granted options were purchased, which was $11.125. On February 27, 1995, the Common Stock had a fair market value of $9.125 and on July 28, 1995 the Common Stock had a fair market value of $10.875. Of the 1996 stock options, 32,800, 32,800, 46,000 and
     40,000 were granted on January 2, 1996 to Messrs. Roskind, Rouse and Eglin and Ms. Trigiani, respectively. The remaining options were granted to the named executive officers on January 24, 1996 in connection with an exercise of previously granted options. The exercise price of each such stock option was equal to the price at which the previously granted options were purchased, which was $11.875. On January 2, 1996, the Common Stock had a fair market value of $11.25 and on January 24, 1996 the Common Stock had a fair market value of $11.50.

(4) Amount represents the dollar value of life insurance premiums paid by the Company during the applicable fiscal year with respect to the life of the named executive officer.

(5) Mr. Rouse was elected Vice Chairman of the Company on April 1, 1996, and until such date had served as President of the Company.

(6) Mr. Eglin was elected President and Chief Operating Officer of the Company on April 1, 1996, and until such date had served as Executive Vice President and Chief Operating Officer of the Company.

     Stock Options. The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 1996 to each of the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any stock appreciation rights.


                        OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                            FOR OPTION TERM
----------------------------------------------------------------------------------------      ---------------------------
                            NUMBER OF      PERCENTAGE (%) OF
                            SECURITIES       TOTAL OPTIONS
                            UNDERLYING        GRANTED TO       EXERCISE OR
                             OPTIONS         EMPLOYEES IN       BASE PRICE    EXPIRATION
       NAME                  GRANTED          FISCAL 1996       ($/SHARE)        DATE          5% ($)            10% ($)
     ---------              ----------     -----------------   -----------    -----------     -------           ---------

E. Robert Roskind ......      32,800              9.70            11.250         1/2/01       470,948             594,278
                              52,600(1)          15.56            11.875        1/24/01       797,197           1,005,965

Richard J. Rouse .......      32,800              9.70            11.250         1/2/01       470,948             594,278
                              43,800(1)          12.96            11.875        1/24/01       663,826             837,667


T. Wilson Eglin ........      46,000             13.61            11.250         1/2/01       660,476             833,439
                              35,000(1)          10.36            11.875        1/24/01       530,455             669,368

Antonia G. Trigiani ....      40,000             11.83            11.250         1/2/01       574,327             724,730
                              35,000(1)          10.36            11.875        1/24/01       530,455             669,368

-------------------


(1) These options were granted by the Compensation Committee to the named executive officers upon the exercise by them of other options for a similar number of shares.

     Option Exercises/Value of Unexercised Options. The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 31, 1996, by each of the executive officers named in the Summary Compensation Table, and the year-end value of unexercised options held by such persons.


                   STOCK OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                            SHARES                       NUMBER OF UNEXERCISED               IN-THE-MONEY OPTIONS
                           ACQUIRED                   OPTIONS AT FISCAL YEAR-END              AT FISCAL YEAR-END
                              ON        VALUE      ---------------------------------   ------------------------------
                           EXERCISE    REALIZED                                                         UNEXERCISABLE
      NAME                   (#)        ($)(1)     EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)        ($)
      -----                --------    --------    --------------   ----------------   --------------   -------------


E. Robert Roskind ....       8,527      144,650        265,400            --               885,350              --
Richard J. Rouse .....       7,150      120,450        166,600            --               546,150              --
T. Wilson Eglin ......       5,233       96,250        142,250            --               465,875              --
Antonia G. Trigiani ..       5,201       96,250        136,250            --               445,625              --

-------------------

(1) The value realized for each named executive officer includes shares withheld to satisfy federal tax liability of $57,281, $43,362, $34,650 and $34,650 for Messrs. Roskind, Rouse and Eglin and Ms. Trigiani, respectively. The remainder of the value realized represents shares withheld pursuant to cashless exercise provisions of the Company's stock option plan to satisfy the exercise price of the shares acquired. The Company has determined no longer to permit cashless exercise of stock options.

COMPENSATION OF DIRECTORS

        Each director who is not employed by the Company receives an annual fee of $20,000 for service as a director. In addition, such directors receive $1,000 for each meeting of the Board of Directors or any committee thereof attended by the director and reimbursement for expenses incurred in attending such meetings. Pursuant to the 1994 Outside Director Stock Plan, as amended, during 1996 each non-employee director was required to receive not less than 50% of such director's fees in Common Stock at an amount per share equal to 95% of the fair market value of one share of Common Stock as of the date of purchase. During 1996, Messrs. Glickman, Zachary and Petersen elected to receive 100%, 50% (as of August 1, 100%), and 10% (as of October 1, 100%), respectively, of their fees in Common Stock with respect to the five meetings which the Board of Directors held in 1996. Pursuant to the Company's 1993 Stock Option Plan, non-employee directors automatically are granted each year, on January 1, non-qualified stock options to purchase, after a one-year holding period, 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, the Compensation Committee and the Audit Committee of the Board of Directors consisted of Carl D. Glickman, Kevin W. Lynch, Harry E. Petersen, Jr. and Seth M. Zachary. None of such persons are or have been executive officers of the Company. Mr. Zachary is a partner of Paul, Hastings, Janofsky & Walker LLP, which is the general counsel to the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         For the fiscal year ended December 31, 1996, all matters concerning executive compensation for the Co-Chief Executive Officers and other executive officers were considered and acted upon by the Compensation Committee of the Board of Directors.

         Compensation Philosophy. The Company's compensation program for executive officers is based upon a desire to achieve both its short- and long-term business goals and strategies with a view to enhancing stockholder value. To achieve its goals, the Company recognizes that it must adopt a compensation program which will attract, retain and motivate qualified and experienced executive officers and that its compensation program should align the financial interests of its executive officers with those of its stockholders.

         Compensation of Executive Officers (other than the Co-Chief Executive Officers). In approving the annual salary for Mr. Eglin, Ms. Trigiani and Mr. Wood, the Board of Directors considered several factors, including the scope of the individual's responsibilities, the cost of living, the historical financial results of the Company, and the anticipated financial performance of the Company. The compensation determination for each individual was largely subjective, did not involve discussions with the individual executive regarding such executive's compensation requirements and no specific weight was given to any particular factor. In addition to their base salaries, these executive officers of the Company receive discretionary bonuses tied to their individual performances and the overall performance of the Company. Mr. Eglin and Ms. Trigiani are eligible to receive additional bonuses under the Company's Incentive Bonus Plan tied to growth in the Company's operating cash flow per share. The Board of Directors has not established specific performance goals for the payment of discretionary bonuses.

         Compensation of Co-Chief Executive Officers. As with the other executive officers, the Board of Directors determined the annual salary for the Co-Chief Executive Officers based upon a number of factors and criteria, including the historical financial results of the Company, the anticipated financial performance of the Company and the requirements of such Co-Chief Executive Officers. The compensation determination for each of the Co-Chief Executive Officers was largely subjective, and no specific weight was given to any particular factor. The Co-Chief Executive Officers of the Company are also eligible to receive discretionary bonuses tied to their individual and overall performances and to participate in the Company's Incentive Bonus Plan. The Board of Directors has not established specific performance goals for the payment of discretionary bonuses.

         1993 Stock Option Plan. The Company believes that providing executive officers with opportunities to acquire significant equity stakes in its growth and prosperity through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. Stock options represent a valuable portion of the compensation program for the Company's executive officers. Stock options may be awarded to executive officers at the time that they join the Company and periodically thereafter. The exercise price of stock options has been tied to the fair market value of the Company's Common Stock on the date of the grant, and the options will only have value if the value of the Company's Common Stock increases. Grants of stock options to executive officers generally are made by the Compensation Committee upon the recommendation of senior management and are based upon the level of each executive officer's position with the Company, an evaluation of the executive officer's past and expected future performance, the number of outstanding and previously granted options, and discussions with the executive officer.

         Incentive Bonus Plan. The Company maintains an Incentive Bonus Plan pursuant to which participants in the Incentive Bonus Plan are entitled to receive annual bonuses which are tied to growth in the Company's operating cash flow per share. The Incentive Bonus Plan is administered by the Compensation Committee on an annual basis. The bonus amount, which is shared among plan participants, will not exceed an amount equal to 10% of the amount determined by multiplying (a) the difference between (i) the Company's operating cash flow per share for the year during which the incentive bonus amount is being determined (the "Measurement Year") (before calculation of the bonus amount) and
(ii) $1.14, the Company's operating cash flow per share for the calendar year 1993 (calculated as if the Company had been in existence on January 1, 1993) by
(b) the weighted average number of shares of Common Stock outstanding during the Measurement Year. The Incentive Bonus Plan also provides that, notwithstanding the foregoing, no incentive bonus will be paid in respect of any Measurement Year if the Company's operating cash flow per share (before calculation of the bonus amount) for the Measurement Year does not exceed the Company's operating cash flow per share in the year prior to the Measurement Year. The participants in the Incentive Bonus Plan currently include Messrs. Roskind, Rouse and Eglin and Ms. Trigiani. No bonuses under the Incentive Bonus Plan were payable with respect to the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996.

         Other Bonuses. In addition to bonuses that may be payable to participants under the Incentive Bonus Plan, the Compensation Committee may also approve the payment of other bonuses to executive officers and employees of the Company based on their contributions and performances.

                                  Compensation Committee of
                                   the Board of Directors

                                      Carl D. Glickman
                                       Kevin W. Lynch
                                    Harry E. Petersen, Jr
                                       Seth M. Zachary

PERFORMANCE GRAPH

         The graph and table set forth below compare the cumulative total stockholder return on the Company's Common Stock for the period of October 22, 1993 through December 31, 1996 with the NAREIT Equity REIT Total Return Index, which includes 166 tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ National Market, and the S&P 500 Index for the same period. The graph and table assume an investment of $100 in the Common Stock in each index on October 22, 1993, the date trading commenced for the Common Stock on the New York Stock Exchange.


            THE PERIOD OF OCTOBER 22, 1993 THROUGH DECEMBER 31, 1996


                                    [CHART]


                                        10/22/93   12/31/93   12/31/94   12/31/95   12/31/96
Lexington Corporate Properties, Inc.    $100.00    $110.96    $110.14    $146.63    $195.89
NAREIT Equity REIT Total Return Index   $100.00     $99.83    $103.00    $118.72    $160.58
S&P 500 Index                           $100.00    $101.23    $102.55    $140.94    $173.32

FINANCIAL AND OTHER INFORMATION

         Information required by this item is incorporated by reference to the material appearing under the headings "Selected Financial Data," "Managements' Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" in the Company's Form 10-K.

                                PROPOSAL NO. 2
             ADOPTION, RATIFICATION AND APPROVAL OF AN INVESTMENT
        AGREEMENT RELATING TO THE ISSUANCE AND SALE BY THE COMPANY OF
            CLASS A SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK


         At a meeting of the Board of Directors of the Company held on December 30, 1996, the Board of Directors approved the issuance and sale by the Company, subject to approval by the Stockholders, of an aggregate of up to 2,000,000 shares of Preferred Stock at a price of $12.50 per share, for an aggregate purchase price of $25,000,000 (the "Investment"), to Five Arrows. Five Arrows is a real estate investment fund advised by Rothschild Realty, Inc.

         Ratification and approval of the Investment by the Stockholders is required pursuant to New York State Exchange (the "Exchange") Rule 312, which requires stockholder approval of transactions in which Exchange listed companies, such as the Company, sell capital stock representing in excess of twenty percent of the then issued and outstanding capital stock of such companies. In connection with the Investment, Five Arrows has agreed to purchase up to 2,000,000 shares of Preferred Stock which, at the time the Agreement was executed, would have been convertible into Common Stock representing approximately 22% of the issued and outstanding Common Stock, on a fully diluted basis. The Board is therefore seeking Stockholder approval of the Investment to comply with the Exchange's Rule.

DESCRIPTION OF INVESTMENT

         Pursuant to an Investment Agreement dated as of December 31, 1996 between the Company and Five Arrows (the "Investment Agreement"), the Company has agreed to sell to Five Arrows, and Five Arrows has agreed to purchase from the Company, on the terms and subject to the conditions set forth in the Investment Agreement, an aggregate of up to 2,000,000 shares of Preferred Stock at a price of $12.50 per share, for an aggregate purchase price of $25,000,000. Each share of Preferred Stock is convertible into one (1) share of Common Stock, subject to certain adjustments.

         Under the Investment Agreement, the Company may designate up to three closings for the sale of the Preferred Stock, all of which must occur by December 31, 1997. The first closing for an aggregate of 700,000 shares of Preferred Stock occurred on January 21, 1997 (the "First Closing"). Under the Investment Agreement, Five Arrows may cancel subsequent closings in the event of a Change of Control or a Put Event (each as defined in the Articles Supplementary Classifying 2,000,000 Shares of Preferred Stock as Class A Senior Cumulative Convertible Preferred Stock of the Company (the "Articles Supplementary")). In addition, the Company may determine not to sell any or all of the remaining shares of Preferred Stock to Five Arrows; provided that in the event the Company determines not to sell such remaining shares, the Company is required to pay to Five Arrows an availability fee based on the number of shares it has determined not to sell. Under the Investment Agreement, Five Arrows may not sell, transfer, assign, pledge or otherwise dispose of the Preferred Stock or any interest therein for the one (1) year period commencing December 31, 1996 and ending December 31, 1997.

         In connection with the Investment Agreement and simultaneous with the First Closing, the Company entered into an Operating Agreement (the "Operating Agreement") and Agreement and Waiver (waiving certain ownership restrictions contained in the charter documents of the Company relating to the Investor's ownership of the capital stock of the Company) (the "Waiver") with the Investor, each dated as of January 21, 1997. The Operating Agreement provides the Investor with both demand and piggyback registration rights with respect to the shares of Preferred Stock and the Common Stock issued or issuable upon conversion of the Preferred Stock.

         Holders of the Preferred Stock are entitled to cumulative preferential dividends at a quarterly rate equal to the greater of (i) $0.295 per share, per quarter and (ii) the product of 1.05 and the per share quarterly dividend paid in respect of the Common Stock (subject to certain adjustments) and upon liquidation of the Company shall be entitled to receive $12.50 per share in cash, plus any accrued and unpaid dividends, unless previously converted into shares of Common Stock. Unless dividends (including accrued and unpaid dividends in arrears, whether or not declared) in respect of the Preferred Stock have been paid in full or declared and set apart for payment, the Company is prohibited from paying dividends on, making any other distributions on, or redeeming or purchasing any Common Stock.

         The shares of Preferred Stock are redeemable by the Company at any time on or after the fifth anniversary of the original date of issuance thereof upon the payment to the holder of the liquidation value per share plus a premium which declines over time.

         The shares of Preferred Stock are subject to certain ownership limitations as set forth in the Articles Supplementary. So long as the Company continues to qualify as a REIT, no person generally may own shares of the Preferred Stock (beneficially or otherwise) and the Common Stock of the Company (collectively, the "Equity Stock") in excess of 9.8% of the value of the total outstanding Equity Stock of the Company. Transfers of Equity Stock resulting in a person owning in excess of 9.8% of the value of the total outstanding Equity Stock of the Company will be void. As permitted by the Company's charter, the Board of Directors granted the Waiver to Five Arrows to exempt it from these ownership limitations.

         Holders of the Company's Preferred Stock are entitled to vote or consent on all matters submitted to a vote of the holders of Common Stock and vote together as a single class with the Common Stock.

         Failure by the Stockholders to ratify and approve the Investment will constitute a Put Event under the Articles Supplementary, thereby entitling Five Arrows to cancel subsequent closings and entitling Five Arrows to require the Company to repurchase any shares of Preferred Stock which it owns at a two percent premium to the $12.50 per share liquidation value of the Preferred Stock, plus accrued and unpaid dividends.

         Five Arrows has the right, pursuant to the Articles Supplementary, to designate up to two directors to the Board of Directors of the Company under certain specified conditions. As of the date of this Proxy Statement, Five Arrows was entitled to designate one director to the Board of Directors. Mr. McGurk is the designee of Five Arrows, and has been nominated by the entire Board of Directors to stand for election.

REASON FOR INVESTMENT

         The Board of Directors believes that the Investment has provided, and will provide, the Company with additional capital to expand its real estate investment activity for the benefit of the stockholders. The Board of Directors also believes that the Investment by Five Arrows, a well-respected, knowledgeable institutional investor, will enhance the Company's market profile.

VOTE REQUIRED

         The Investment must be ratified and approved by the affirmative vote of a majority of the shares of Common Stock and Preferred Stock entitled to be voted at the Annual Meeting, voting together as a single class.

         THE BOARD OF DIRECTORS OF THE COMPANY (OTHER THAN MR. MCGURK WHO WAS NOT A MEMBER OF THE BOARD AT THE TIME) HAS APPROVED THE PROPOSED INVESTMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSED INVESTMENT.

                                PROPOSAL NO. 3

       PROPOSAL TO REORGANIZE THE COMPANY AS A MARYLAND STATUTORY REAL
                           ESTATE INVESTMENT TRUST

         At a meeting of the Board of Directors held on March 25, 1997, the directors approved the reorganization (the "Reorganization") of the Company from a Maryland corporation to a Maryland statutory real estate investment trust ("MDREIT"), subject to Stockholder approval. To effect the Reorganization, the Company will merge with and into a newly formed MDREIT, with the MDREIT as the surviving entity. The terms of such merger are more fully set forth in the Agreement and Plan of Merger (the "Agreement and Plan of Merger"), a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL

         If the Stockholders approve the Reorganization, the Company will effect a reorganization in which the Company's business form is changed from that of a corporation to a statutory real estate investment trust, which is an organizational form permitted under Maryland law. To effect the Reorganization, the Company will merge, in accordance with the Agreement and Plan of Merger, with and into a newly formed MDREIT, with the MDREIT as the surviving entity. When the merger becomes effective, (a) the Company will cease to exist, (b) the MDREIT will succeed to all of the business, assets and liabilities of the Company, (c) the name of MDREIT will be changed to Lexington Corporate Properties Trust and (d) each outstanding share of Common Stock and Preferred Stock of the Company will be automatically converted into one share of Common Stock or Preferred Stock of the MDREIT, as the case may be. Each share of Common Stock and Preferred Stock in the MDREIT will entitle the holder thereof to the same voting rights to which such stockholder was entitled prior to the merger, and it will not be necessary for stockholders of the Company to surrender or exchange their existing stock certificates for new stock certificates of the MDREIT.

         The Board of Directors does not believe that the Reorganization will result in any material change in the Company's business or operations, or otherwise have any affect on the Company's financial statements. The Company will continue to maintain its executive offices at the same location it currently occupies.

         It is anticipated that the Reorganization will be effected as soon after receipt of Stockholder approval as is practicable. The Agreement and Plan of Merger provides that the Reorganization may be abandoned by the Board of Directors after approval by the Stockholders and prior to the effective time of the Reorganization. However, the Board of Directors presently intends to proceed with the Reorganization promptly following Stockholder approval. No federal or state regulatory requirements must be complied with or approvals obtained in connection with the Reorganization, other than approval by the Stockholders.

REASONS FOR THE PROPOSED REORGANIZATION

         The Board of Directors has determined that the Reorganization would result in substantial franchise tax savings for the Company in certain jurisdictions in which the Company owns properties. In addition, the Board of Directors does not believe that the Reorganization will have any material adverse effect on the Company's operations or that the Reorganization will materially increase the legal exposure of any of the Company's officers, directors or stockholders. A comparison of the rights of the Company's stockholders as stockholders of a "corporate entity" and as stockholders of a "statutory real estate investment trust" is set forth below.

DISCUSSION OF CERTAIN RIGHTS OF STOCKHOLDERS IN THE COMPANY AS A MARYLAND CORPORATION AND AS A MARYLAND STATUTORY REAL ESTATE INVESTMENT TRUST

         As a result of the Reorganization, the Company and the rights of its stockholders, directors and officers will be governed by Maryland statutory law dealing with MDREITs, by the MDREIT's Declaration of Trust (the "Declaration of Trust") and by the MDREIT's bylaws (the "MDREIT Bylaws") rather than by Maryland law dealing with corporations and the Company's Certificate of Incorporation (the "Charter") and Bylaws. A copy of the Declaration of Trust is attached hereto as Exhibit B. Copies of MDREIT Bylaws, the Company's Charter and Bylaws are available for inspection at the principal executive offices of the Company and will be sent to Stockholders upon request.

         The following discussion of the material similarities and differences to the Company and its stockholders, directors and officers resulting from the Reorganization is not intended to be complete and is qualified in its entirety by reference to Exhibit B hereto and applicable Maryland law as it applies to corporations and MDREITs.

Restrictions on Investment

         An MDREIT, unlike a corporate entity, must hold, either directly or through other entities, at least seventy-five percent (75%) of the value of it assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high grade, short-term securities and receivables. The Company, as it is currently organized, is not subject to such a restriction, but based upon the current and proposed future allocations of the Company's assets, the Board of Directors does not believe that this restriction on investment will materially affect the Company or its operations.

Business Combinations

         The primary difference between the Company as it is currently organized and the Company as it is proposed to be reorganized, with respect to the stockholders' position of ownership and control of the Company, is the difference in the right of large stockholders to effect a business combination with the Company.

         Prior to the proposed Reorganization, a business combination between large stockholders and the Company would be governed by Section 2-419 of the Maryland General Corporation Law (the "MGCL") which provides that certain business combinations between a corporation and a stockholder beneficially owning ten percent (10%) or more of such corporation's outstanding voting stock (an "Interested Stockholder") are not permitted unless (i) the Interested Stockholder has been a stockholder for more than five years, (ii) the board of directors approves the business combination and (iii) eighty percent (80%) of the stockholders (or 2/3 of disinterested stockholders) approve the business combination. After the proposed Reorganization, the Company would be required to meet the conditions specified above in order to enter into a business combination with an Interested Stockholder, except that an Interested Stockholder may not engage in a business combination with the Company for a period of five years following the date such person becomes an Interested Stockholder as opposed to five years following the date such person becomes a stockholder in the Company. In addition, any consideration to be received by an MDREIT as part of any permissible business combination must be received in cash or the same form as previously paid by the Interested Stockholder for such person's shares. Furthermore, the board of trustees of an MDREIT may eliminate the above restrictions in respect of certain business combinations with Interested Stockholders by approving or exempting such business combinations prior to the time that the Interested Stockholder becomes an Interested Stockholder. As the Company is currently organized, the Board of Directors has no such power to approve or exempt such business combinations between the Company and Interested Stockholders from the requirements of the MGCL.

         Under the MGCL, the approval of the holders of two-thirds of the Company's outstanding voting stock is required to approve reorganizations of the Company (although a corporation is permitted to reduce this requirement to a majority of the outstanding voting stock). No such statutory restriction exists under Maryland law with respect to MDREITs; however, the Declaration of Trust specifically requires the approval of two-thirds of the Company's outstanding voting stock in order to approve reorganizations with respect to the MDREIT.

Capital Stock

         Both the Charter and the Declaration of Trust authorize the same number of shares of capital stock and designate the same number of shares as Common Stock, excess stock and preferred stock. Both the Charter and the Declaration of Trust permit the Board of Directors to issue shares of preferred stock from time to time and in one or more classes or series, to specify the number of shares of such series and to determine the applicable designations, preferences, conversion and other rights, voting powers, restrictions, rights and limitations as to dividends, qualifications or terms and conditions of redemption, within the limits established by law from time to time. Also, under each of the Charter and the Declaration of Trust, the Board of Directors may reclassify any unissued shares of capital stock as either Common Stock, excess stock or preferred stock without further action by the stockholders.

Indemnification of Directors/Trustees, Officers, Employees and Agents

         Under Maryland law, an MDREIT has the power to indemnify or advance expenses to trustees, officers, employees and agents of the MDREIT to the same extent as is permitted under MGCL with respect to the Company.

Liabilities of Directors/Trustees and Stockholders

         Under the MGCL, a director of the Company is generally immune from liability to the Company for such director's actions so long as the director acts in good faith, with care and in a manner the director believes to be in the best interests of the Company. Stockholders of the Company are generally not obligated to the Company or its creditors under the MGCL with respect to stock owned by the stockholders, except to the extent that the subscription price of such stock has not been paid or liability is imposed under other provisions of the MGCL. In an MDREIT, the stockholders and trustees are not personally liable for the obligations of the MDREIT except in the case of bad faith, willful misfeasance, gross negligence or, in the case of a trustee, reckless disregard of the trustee's duties. The declaration of trust of an MDREIT may include any provision expanding or limiting the liability of its trustees and officers to the trust or its stockholders for money damages. In addition, the declaration of trust may include provisions limiting the liability of its trustees, officers, employees and agents such that no person shall be liable to the MDREIT or to any stockholder for money damages except for the liability of a trustee or officer resulting from (i) acts or omissions involving active or deliberate dishonesty established by final judgment or (ii) of an improper benefit or profit in money, property or services. The Declaration of Trust includes such a provision limiting the liability of the MDREIT's trustees, officers, employees and agents.

FEDERAL TAX CONSEQUENCES

         The following material is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

         The Reorganization will constitute a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. For Federal income tax purposes, no gain or loss will be recognized by the stockholders of the Company on the automatic conversion of their shares of the Company into shares of the MDREIT as a result of the merger. Each stockholder will have a basis in shares of the MDREIT equal to the basis in the stockholder's shares of the Company immediately prior to the effective date of the merger and the stockholder's holding period of shares of the MDREIT will include the period during which the stockholder held the corresponding shares of the Company, provided that such shares were held by the stockholder as a capital asset on the effective date of the merger. No gain or loss will be recognized by the Company or by the MDREIT as a result of the merger.

         Each stockholder is advised to consult with his or her attorney or tax advisor as to the Federal, state or local tax consequences of the proposed merger in view of his or her individual circumstances.

RIGHTS OF DISSENTING STOCKHOLDERS

         Section 3-202 of the MGCL provides that stockholders of a Maryland corporation do not have appraisal rights when the stock of the corporation is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the transaction to which the stockholder objects.

VOTE REQUIRED

         The affirmative vote of two-thirds of the outstanding shares of the shares of Common Stock and Preferred Stock entitled to be voted at the Annual Meeting, voting together as a single class, will be required to approve this proposal.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSED REORGANIZATION.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the election of directors, and the proposals set forth above under the captions "Proposal No. 2" and "Proposal No. 3". However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of KPMG Peat Marwick LLP has served as independent auditors of the Company since the fiscal year ended December 31, 1993 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1997. Management expects that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Audit services of KPMG Peat Marwick LLP for prior fiscal years have included the audit of the financial statements of the Company included in the Annual Report to Stockholders and Form 10-K, services related to filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters. The services furnished by KPMG Peat Marwick LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on current or future years' audit fees.

                                 MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company expects to retain Chase Mellon Shareholder Services, L.L.C., an outside proxy solicitation firm, in connection with the Annual Meeting. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the office of the Company located at 355 Lexington Avenue, New York, New York 10017, no later than December 22, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         Form 10-K of the Company for the year ended December 31, 1996, including the financial statements and the financial statement schedules, are incorporated herein by reference.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/  Paul R. Wood


                                  PAUL R. WOOD,
                                  Vice President, Chief Accounting
                                     Officer and Secretary
New York, New York
April ___, 1997

                                  EXHIBIT INDEX


EXHIBIT A  -     Agreement and Plan of Merger

EXHIBIT B  -     Declaration of Trust

                                    EXHIBIT A

                          Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("AGREEMENT"), dated as of _______, 1997 is entered into by and between Lexington Corporate Properties, Inc., a Maryland corporation ("CORPORATE"), and Lexington Corporate Properties Trust, a Maryland statutory real estate trust (the "MDREIT").

         WHEREAS, the respective Boards of Directors of Corporate and MDREIT have approved the tax-free merger of Corporate with and into MDREIT (the "MERGER"), upon the terms and subject to the conditions set forth herein, as a result of which Corporate will merge with MDREIT and the shareholders of Corporate will be entitled to receive the consideration provided in this Agreement.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, covenants and agreements hereinafter contained, Corporate and MDREIT agree as follows:


                                    ARTICLE I

                                   The Merger

         SECTION 1.01. Surviving Entity. In accordance with the provisions of this Agreement and applicable Maryland law, at the Effective Date (as defined in SECTION 1.06), Corporate shall be merged with and into MDREIT, and MDREIT shall be the surviving entity in the Merger (hereinafter sometimes called the "SURVIVING ENTITY"). At the Effective Date, the separate existence of Corporate shall cease.

         SECTION 1.02. Declaration of Trust. As of the Effective Date, the Declaration of Trust of MDREIT immediately prior to the Effective Date shall be the Declaration of Trust of the Surviving Entity, until thereafter amended as provided by law or in such Declaration of Trust.

         SECTION 1.03. By-laws. The By-laws of MDREIT as in effect at the Effective Date shall be the By-laws of the Surviving Entity, until thereafter amended or repealed as provided by law.

         SECTION 1.04. Trustees. The directors of Corporate at the Effective Date shall, from and after the Effective Date, be the trustees of the Surviving Entity and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Declaration of Trust and By-laws of the Surviving Entity, or as otherwise provided by law.

         SECTION 1.05. Officers. The officers of Corporate at the Effective Date shall, from and after the Effective Date, be the officers of the Surviving Entity and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Declaration of Trust and By-laws of the Surviving Entity, or as otherwise provided by law.

         SECTION 1.06. Effective Date. The Merger shall become effective at the time of filing of the Articles of Merger with the Secretary of State of the State of Maryland in accordance with the provisions of applicable Maryland law. The Articles of Merger shall be filed with the Secretary of State of the State of Maryland. The date when the Merger becomes effective is herein referred to as the "EFFECTIVE DATE".

         SECTION 1.07. Additional Actions. If, at any time after the Effective Date, the Surviving Entity determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable
(a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, properties or assets of Corporate acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Corporate, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Corporate, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Entity or otherwise to carry out the purposes of this Agreement.

         SECTION 1.08. Conversion of Company Common Stock and Preferred Stock.

         (i) Each share of Corporate's common stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), and each share of Class A Senior Cumulative Convertible Preferred Stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"), actually issued and outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, (A) in the case of Company Common Stock be converted into one validly issued, fully paid and non-assessable share of the common stock, par value $0.01 per share, of MDREIT (the "MDREIT COMMON STOCK") and (B) in the case of Company Preferred Stock, be converted into one validly issued, fully paid and non-assessable share of Class A Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, of MDREIT (the "MDREIT PREFERRED STOCK"). Certificates representing shares of Company Common Stock and Company Preferred Stock before the Merger will represent MDREIT Common Stock and MDREIT Preferred Stock, respectively, after the Merger and it will not be necessary for stockholders of Corporate to surrender or exchange their existing stock certificates for new stock certificates.

         (ii) Each share of Company Common Stock held by Corporate at the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor and without any conversion thereof.

         IN WITNESS WHEREOF, each of Corporate and MDREIT has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.


                                       LEXINGTON CORPORATE
                                       PROPERTIES, INC.


                                       By:______________________________________
                                          Name:
                                          Title:



                                       LEXINGTON CORPORATE
                                       PROPERTIES TRUST



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT B

                              Declaration of Trust

                           LEXINGTON CORPORATE PROPERTIES, INC.
                                           PROXY

               Proxy Solicited on behalf of the Board of Directors


              The undersigned hereby appoints E. Robert Roskind and Richard J. Rouse (to act by majority decision if more than one shall act), and each of them, with full power of substitution, to vote all shares of Common Stock, par value $.0001 per share, and all shares of Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Stock") of Lexington Corporate Properties, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Tuesday, May 20, 1997 or any adjournments thereof.

               YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                    TAKING OF A VOTE ON THE MATTERS HEREIN.

                (Continued and to be signed on the reverse side)


Returned proxy cards will be voted (1) as specified
on the matters listed below; (2) in accordance with     /X/ Please mark your
the Directors' recommendations where a choice is not        votes in this manner
specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

 MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND VOTES "FOR" ALL
                               OF THE FOLLOWING:

1.  Election of Directors for a term of         FOR ALL             WITHHOLD
one year: E. Robert Roskind, Richard J.     NOMINEES LISTED         AUTHORITY
 Rouse, T. Wilson Eglin, Carl D.          (except as marked to   to vote for all
Glickman, Kevin Lynch, John D. McGurk         the contrary)         nominees
and Seth M. Zachary.
                                                 / /                   / /
To withhold authority for any individual nominee please write the person's name in the following space:


________________________________________

________________________________________

________________________________________



2.  Proposal to adopt, ratify            FOR        AGAINST            ABSTAIN
and approve an investment                / /          / /                / /
agreement relating to the
issuance and sale by the
Company of Preferred Stock.
                                         FOR        AGAINST            ABSTAIN
3.  Proposal to reorganize the           / /          / /                / /
Company as a Maryland
Statutory Real Estate
Investment Trust.                        FOR        AGAINST            ABSTAIN
                                         / /          / /                / /
4.  With discretionary authority
on any other business that may
properly come before the
meeting or any adjournment
thereof.



Dated: ____________________________________________________________________ 1997

_____________________________________________________________________________
                                    Signature

_____________________________________________________________________________
                            Signature if Held Jointly

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person's title indicated.



    PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.